Item 13(a)(4). Exhibits

Change in Independent Registered Public Accounting Firm

At a meeting held on November 23 , 2021, the Board of Trustees of Columbia Funds Series Trust

II(the "Trust"), of which each of the Funds listed below (each a "Fund," and together, the "Funds") is a series, upon recommendation of the Audit Committee, approved and appointed Cohen & Company, Ltd. ("Cohen") as the independent registered public accounting firm for each of the below-listed Funds for the fiscal year ending August 31, 2022. Effective November 10,

2021 (the "Dismissal Date"), in connection with the reorganization of each Predecessor Fund with and into the corresponding Fund, as listed below, wherein the Predecessor Fund is the accounting survivor, KPMG, LLP ("KPMG") was dismissed as the independent registered public accounting firm for each Predecessor Fund.

Predecessor Funds	Funds
BMO Pyrford International Stock Fund	Columbia Pyrford International Stock Fund
BMO Large-Cap Growth Fund	Columbia Integrated Large Cap Growth Fund
BMO Large-Cap Value Fund	Columbia Integrated Large Cap Value Fund
BMO Small-Cap Growth Fund	Columbia Integrated Small Cap Growth Fund
BMO Ultra Short Tax-Free Fund	Columbia Ultra Short Municipal Bond Fund

KPMG's reports on the financial statements of each Predecessor Fund as of and for the fiscal years ended August 31, 2021 and August 31, 2020, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During such fiscal years and through the Dismissal Date, there were no: (1) disagreements between the Predecessor Funds and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Predecessor Funds' financial statements for such periods, or (2) reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Neither the Trust, nor anyone on its behalf, consulted with Cohen, during the fiscal years ended August 31, 2021 and August 31, 2020 and through the Dismissal Date, on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Predecessor Funds' financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K under the Securities Exchange Act of 1934, as amended) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

The Trust has requested that KPMG furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from KPMG to the U.S. Securities and Exchange Commission is filed as an exhibit hereto.

KPMG Response Letter:

April 29, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the funds listed in appendix A (the Funds) and, under the dates of October 27, 2021 and October 27, 2020, we reported on the financial statements of the Funds as of and for the years ended August 31, 2021 and 2020. On November 10, 2021, our appointment as independent public accountant was terminated.

We have read the statements made by the Funds included under Item 13(a)(4) of Form N-CSR dated April 29, 2022, and we agree with such statements, except that we are not in a position to agree or disagree with (1) the statement that the Board of Trustees of Columbia Funds Series Trust II (Trust) approved and appointed Cohen & Company, Ltd. (Cohen) as the Funds' independent registered public accounting firm and (2) the statement in the third paragraph of Exhibit 13(a)(4) of Form N-CSR regarding whether the Trust, or anyone on its behalf, consulted with Cohen.

Very truly yours,

/s/ KPMG LLP

Appendix A

Funds

Name:	Formerly known as:

Columbia Pyrford International Stock Fund	BMO Pyrford International Stock Fund

Columbia Integrated Large Cap Growth Fund	BMO Large-Cap Growth Fund

Columbia Integrated Large Cap Value Fund	BMO Large-Cap Value Fund

Columbia Integrated Small Cap Growth Fund	BMO Small-Cap Growth Fund

Columbia Ultra Short Municipal Bond Fund	BMO Ultra Short Tax-Free Fund